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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                               FEBRUARY 18, 1997
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                      ----------------------------------



                            WMX TECHNOLOGIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
                (STATE OR OTHER JURISDICTION OF INCORPORATION)


        1-7327                                                  36-2660763
(Commission File Number)                                      (IRS Employer
                                                             Identification No.)

               3003 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS       60521
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)


                                (630) 572-8800
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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Item 5.  Other Events.

     On February 18, 1997, the registrant, WMX Technologies, Inc. (the "Company"), announced that the Company's President and Chief Executive Officer, Phillip B. Rooney, had resigned. Dean L. Buntrock, Chairman of the Company's Board of Directors, will serve as acting Chief Executive Officer while the Board of Directors searches for a new Chief Executive Officer from outside the Company. A copy of the news release is filed herewith as an exhibit and incorporated herein by reference.

     On February 19, 1997, the Company and ServiceMaster Limited Partnership ("ServiceMaster") announced that the two companies signed a definitive agreement under which ServiceMaster will buy from the Company its entire ownership interest in ServiceMaster for approximately $626 million in cash. The Company owns or has rights to acquire 29.035 million restricted shares of ServiceMaster, including an option to purchase 1.875 million shares which will be canceled as part of the transaction. The transaction is expected to close on or before April 14, 1997.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     No financial statements or pro forma financial information are filed as a part of this report. The exhibit filed as part of this report is listed in the
Exhibit Index hereto.



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                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       WMX TECHNOLOGIES, INC.



                                       By:  /s/ Thomas A. Witt
                                            ------------------
                                            Thomas A. Witt
                                            Vice President

Dated:  February 21, 1997



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                            WMX TECHNOLOGIES, INC.

                                 EXHIBIT INDEX

                      Number and Description of Exhibit*
                      ---------------------------------



1.    None

2     None

4.    None

16.   None

17.   None

20.   None

23.   None

24.   None

27.   None

99.1  News release dated February 18, 1997 issued by WMX Technologies, Inc.

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   *  Exhibits not listed are inapplicable.